Exhibit 99.1
Corillian Second Quarter 2005 Results Exceed Guidance
Corillian announces new deals, grows revenue and earnings per share
PORTLAND, Ore. – July 28, 2005 – Corillian Corp. (NASDAQ: CORI), the top provider of online banking, bill payment and anti-fraud solutions to leading financial institutions, today reported financial results for the second quarter ended June 30, 2005.
Revenues for the second quarter were $12.3 million, compared to $11.2 million for the first quarter of 2005, an increase of 10 percent. Net income for the second quarter was $2.1 million, resulting in diluted earnings per share of $0.05, compared to net income of $654,000 and diluted earnings per share of $0.02 in the first quarter of 2005. These results exceed prior company guidance on both revenues and earnings per share.
Cash and investment balances at the end of the second quarter were $38.9 million, compared to $39.4 million at December 31, 2004.
“This has been one of our best quarters in recent time as we executed on many different fronts, enabling us to beat our estimates in both revenue and earnings per share,” said Alex Hart, president and CEO of Corillian. “During the second quarter we signed multiple online banking deals with both existing and new customers, including Capital One and Space Coast Credit Union, signed five new customers for the Corillian Fraud Detection System and made significant progress in the development and delivery of our industry-leading solutions to our key target markets. These business results truly position Corillian on a path toward becoming the preferred provider of enterprise online financial services.”
Recent Highlights
•	Capital One licensed the Corillian Voyager platform for its online enterprise platform across multiple lines of business.

•	Space Coast Credit Union licensed the Corillian Voyager platform and will be the first customer to deploy the Corillian Family Banking application.

Enabling eFinance

•	AmSouth and M&T Bank, two long-time customers, successfully upgraded to the Corillian Voyager 3.1 platform.

•	Five financial institutions signed up for the Corillian Fraud Detection System, including a top 100 Bank, non-online banking customer.

•	Three smaller financial institutions subscribed to NCR’s shared server solution for online banking and bill payment, powered by the Corillian Voyager platform.

•	Corillian Consumer Banking and Corillian Corporate Banking were recognized as leading online banking applications by Celent Communications and HighQuest Partners, two industry-leading research firms.

•	Corillian signed strategic partnership agreements with both Teros and NameProtect to help financial institutions and e-Commerce organizations proactively combat online phishing and identity theft attacks.
Financial Outlook
Based on the current backlog of projects in implementation and deals in the sales pipeline, Corillian anticipates that third quarter 2005 revenues will be in the range of $13.0 to $14.5 million, which includes approximately $1.0 million of revenue from InteliData, following the anticipated close of that transaction on August 19, 2005. Corillian expects that EPS will be in the range of $0.02 to $0.05 per fully diluted share, excluding the amortization of intangible assets related to acquisitions.
Corillian will hold a conference call at 5:00 p.m. ET on July 28, 2005 to discuss the quarterly results and business outlook. Investors and other interested parties can listen to the conference call over the Internet at Corillian’s corporate Web site at http://www.corillian.com/investor.
About Corillian Corporation
Corillian is the top provider of online banking, bill payment and fraud prevention applications to leading financial institutions. Corillian provides the most flexible, scalable and secure set of online banking applications across multiple lines of business, integrating hundreds of best practices observed from some of the most innovative financial institutions in the world, as well as best practices in usability and functionality established by industry experts. Corillian features integrated applications across Consumer Banking, Small Business Banking, Wealth Management, Credit Card Management, and Corporate Cash Management, as well as enterprise wide solutions, including Fraud Detection, Payments Warehouse,

Alerts, eStatements, and OFX. Empowered with Corillian solutions, some of the world’s most visionary financial institutions provide their customers with the tools to manage their finances more effectively and securely. For more information about Corillian Corporation, visit the company’s Web site at http://www.corillian.com.
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Matters discussed in this release may include forward-looking statements that involve risks and uncertainties, and actual results may be materially different. For example, statements regarding Corillian’s business outlook and Corillian’s prospects for success in the online financial software and services industry are forward-looking. Factors that could cause actual results to differ include the risk that the acquisition of InteliData Technologies Corporation is not completed as planned, that Corillian does not successfully integrate the business and operations of InteliData into Corillian’s business and operations, that Corillian is not able to fulfill acceptance criteria on projects for its customers and fails to earn performance bonuses or receive milestone payments on such projects, that Corillian fails to sign new customers, that Corillian does not realize anticipated business from its sales pipeline, that Corillian’s existing customers do not continue to demand seat licenses, new products or services from Corillian, that Corillian’s customers experience performance problems or security breaches using Corillian’s solutions, that Corillian’s partners are not able to fulfill their contractual obligations to Corillian and such failure negatively impacts Corillian customers, that Corillian encounters significant problems in implementing its software for its customers or significant delays in developing software for its customers, that Corillian incurs significant legal expenses or losses in lawsuits and that financial institutions are affected by adverse government regulations or market conditions. Other risks include those stated in Corillian’s reports and other documents filed from time to time with the Securities and Exchange Commission, including its report on Form 10-Q for the quarter ended March 31, 2005 and the proxy statement and prospectus included as part of its Registration Statement on Form S-4 (File No. 333-124848), as amended from time to time.
For more information contact:
Steve Shaw | Corp. Communications Manager | Corillian Corporation | e-mail: sshaw@corillian.com | Phone: (503) 629-3770
Paul Wilde | Chief Financial Officer | Corillian Corporation | e-mail: pwilde@corillian.com | Phone: (503) 629-3300

CORILLIAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Quarter Ended
	June 30	June 30
	2005	2004
Revenues	$12,287	$12,429
Cost of revenues	4,151	4,785

Gross profit	8,136	7,644

Operating expenses:

Sales and marketing	1,719	1,825
Research and development	2,607	1,587
General and administrative	1,942	1,671

Total operating expenses	6,268	5,083

Income from operations	1,868	2,561
Other income (expense), net	280	(212)

Income before income taxes	2,148	2,349

Income taxes	50	50

Net income	$2,098	$2,299

Basic net income per share	$0.05	$0.06

Diluted net income per share	$0.05	$0.06

Shares used in computing basic net income per share	38,935	37,499

Shares used in computing diluted net income per share	40,051	40,198

CORILLIAN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and investments	$38,850	$39,350
Accounts receivable, net	7,891	8,218
Revenue in excess of billing	1,325	1,363
Other current assets	2,214	1,902

Total current assets	50,280	50,833

Property and equipment, net	3,520	3,800
Other assets	869	636

Total assets	$54,669	$55,269

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$4,567	$3,447
Deferred revenue	12,552	16,630
Current portion of long-term debt and capital lease obligations	8	296
Other current liabilities	888	1,043

Total current liabilities	18,015	21,416

Long-term debt and capital lease obligations, less current portion	—	629
Other long-term liabilities	548	622

Total liabilities	18,563	22,667

Shareholders’ equity:
Common stock	130,721	129,969
Accumulated other comprehensive income	61	61
Accumulated deficit	(94,676)	(97,428)

Total shareholders’ equity	36,106	32,602

Total liabilities and shareholders’ equity	$54,669	$55,269

CORILLIAN CORPORATION
SUPPLEMENTAL INFORMATION
(unaudited)

License revenues for the second quarter of 2005 were $3.8 million, or 31% of total revenues, as compared to $5.0 million or 40% of total revenues in the second quarter of 2004. License block sales in the second quarter of 2005 were approximately $1.4 million, as compared to approximately $1.5 million in license block sales in the second quarter of 2004.

Corillian’s revenue backlog was $30.6 million as of June 30, 2005, compared to $32.4 million at the end of the fourth quarter of 2004. Revenue backlog represents contractual customer commitments, including fees for licenses, professional services, maintenance, hosting and subscriptions. Backlog is not necessarily indicative of revenues to be recognized in any given future period. For example, some of the fees reflected in backlog may be accounted for as funded research and development, depending on the nature of the work to be performed by Corillian. There are many factors that would impact Corillian’s filling of backlog, such as its progress in completing projects for its customers and Corillian’s customers meeting anticipated schedules for customer-dependent deliverables. Corillian provides no assurances that any portion of its backlog will be filled during any fiscal year or at all or that its backlog will be recognized as revenues in any given period.

Total headcount as of June 30, 2005 was 223, compared with 214 as of June 30, 2004.

The total number of shares outstanding as of June 30, 2005 was 39.0 million shares.